EXHIBIT 4.16


                   FOURTH AMENDMENT AGREEMENT


          FOURTH AMENDMENT AGREEMENT dated as of March 6, 1995, among JBI, INC., a Massachusetts corporation (the "BORROWER"); J. BAKER, INC., a Massachusetts corporation ("BAKER"); each of the banks that is a signatory hereto (individually, a "BANK" and, collectively, the "BANKS"); and SHAWMUT BANK, N.A., a national banking association, as agent for the BANKS (in such capacity, together with its successors in such capacity, the "AGENT").

          The BORROWER, BAKER, the BANKS and the AGENT are parties to a REVOLVING CREDIT AND LOAN AGREEMENT dated as of February 1, 1993 (as amended by the FIRST AMENDMENT AND WAIVER AGREEMENT relating thereto dated as of November 19, 1993, by the SECOND AMENDMENT AGREEMENT relating thereto dated as of April 29, 1994 and by the THIRD AMENDMENT AGREEMENT relating thereto dated as of December 1, 1994 and as in effect on the date hereof, the "CREDIT AGREEMENT").

          The BORROWER and BAKER have requested that the CREDIT AGREEMENT be amended to, among other things, (i) delete Section
9.15 in its entirety and (ii) amend certain covenants thereunder, and the BANKS and the AGENT have agreed to such amendments upon the terms and conditions hereof. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the CREDIT AGREEMENT are used herein as defined therein.

          Section 2. Amendments. Effective as of March 6, 1995 but subject to the satisfaction of all of the conditions precedent set forth in Section 4 hereof, the CREDIT AGREEMENT and other OPERATIVE DOCUMENTS and FINANCING AGREEMENTS shall be amended as follows:

          A. Section 10.01.4(a) of the CREDIT AGREEMENT is amended to read in its entirety as follows:

               "(a) Permit LEVERAGE at any time to exceed, during each period specified below, the percentage set forth opposite the reference to such period (subject to clause (b) below):

Period                             Maximum Leverage

From the CLOSING DATE
  to but not including
  the last day of the
  fiscal quarter
  ending on or about
  February 1, 1995                 122%

From the end of the
  immediately preceding
  period to but not
  including the last day
  of the fiscal quarter
  ending on or about
  February 1, 1996                 130%

From the end of the
  immediately preceding
  period to but not
  including the last day
  of the fiscal quarter
  ending on or about
  February 1, 1997                 125%

At all times thereafter            100%"

          B. Section 10.01.4(b) of the CREDIT AGREEMENT is amended to read in its entirety as follows:

               "(b) Permit LEVERAGE to exceed, on each date specified below, the percentage set forth opposite the reference to such date:

Date                          Maximum Leverage

the last day of
the fiscal quarter
ending on or about
February 1, 1994                   115%

the last day of
the fiscal quarter
ending on or about
February 1, 1995                   122%

the last day of
the fiscal quarter
ending on or about
February 1, 1996                   110%

the last day of
the fiscal quarter
ending on or about
February 1, 1997                   100%"

          C. The introductory sentence of Section 10.01.5 of the CREDIT AGREEMENT is amended to read in its entirety as follows:

     "At the end of each fiscal quarter of each FISCAL YEAR and with respect to the six or twelve month period, as applicable, then ending:"

          D. Section 10.01.5(c) of the CREDIT AGREEMENT is amended to read in its entirety as follows:

     "(c)  The applicable percentages to be used in
Section 10.01.5(a) shall be as follows for each of the following respective periods:

     Period                   Minimum Percentage

From the first day of the
  FISCAL YEAR beginning on
  or about February 1, 1994
  to and including the last
  day of the FISCAL YEAR
  ending on or about
  February 1, 1995                    112%

From the first day of the
  FISCAL YEAR beginning on
  or about February 1, 1995
  to and including the last
  day of the fiscal quarter
  ending on or about
  August 1, 1995                      112%

From the first day of the
  fiscal quarter beginning on
  or about August 1, 1995
  to and including the last
  day of the FISCAL YEAR
  ending on or about
  February 1, 1996                    115%

From the first day of the
  FISCAL YEAR beginning on
  or about February 1, 1996
  to and including the last
  day of the FISCAL YEAR
  ending on or about
  February 1, 1997                    125%

At all times thereafter               135%"

          E.  Section 9.15 is deleted in its entirety.

          F. References in each of the OPERATIVE DOCUMENTS and FINANCING AGREEMENTS to the CREDIT AGREEMENT or words of like import (including indirect references thereto) shall be deemed to be references to the CREDIT AGREEMENT as amended hereby.

          Section 3.  Representations and Warranties; Covenants.

          Each of the BORROWER and BAKER hereby represents and warrants to the BANKS and the AGENT that, as of the date hereof, after giving effect to the amendments contemplated by Section 2 hereof: (a) no DEFAULT has occurred and is continuing, (b) the representations and warranties set forth in Article VIII of the CREDIT AGREEMENT are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article VIII to "this Agreement" included reference to this Agreement (provided that the representation and warranty set forth herein shall not be deemed to be inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section
8.04 or 8.05 of the CREDIT AGREEMENT), N, O, P, Q and R to the CREDIT AGREEMENT to remain true) and (c) the amendments contemplated by Section 2 hereof do not require any consent under any agreement, instrument or other document (including without limitation the CONVERTIBLE SUBORDINATED NOTES, the SENIOR SUBORDINATED NOTES and the SUBORDINATED CONVERTIBLE DEBENTURES) including without limitation any consent necessary to cause the LOANS and the REVOLVING NOTES to be OBLIGATIONS to which the SUBORDINATED INDEBTEDNESS shall be subordinated under the subordination agreement(s) referred to in Section 1.110 of the CREDIT AGREEMENT (and the foregoing shall be deemed to be representations and warranties made in an OPERATIVE DOCUMENT for purposes of Section 11.01(d) of the CREDIT AGREEMENT).

          Section 4.  Conditions Precedent.  As provided in
Section 2 above, this Agreement shall become effective as of the date the AGENT shall first notify the BORROWER it has received:

          (a) counterparts of this Agreement duly executed and delivered by each of the parties hereto; and

          (b) an amendment fee paid by the BORROWER to the AGENT, for the pro rata benefit of the BANKS, in an amount equal to $125,000.

          Section 5. Miscellaneous. Except as expressly herein provided, the CREDIT AGREEMENT and all other OPERATIVE DOCUMENTS and FINANCING AGREEMENTS shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              JBI, INC.
                              By /s/ Philip Rosenberg
                                 ---------------------------
                                 Title:  First Sr. Vice President


                              J. BAKER, INC.

                              By /s/ Philip Rosenberg
                                 -------------------------------
                                 Title:  First Sr. Vice President


                              SHAWMUT BANK, N.A.

                              By /s/ Roger A. Stone
                                 --------------------------
                                 Title:  Director


                              THE FIRST NATIONAL BANK OF BOSTON

                              By /s/ Mitchell B. Feldman
                                 -----------------------------
                                 Title:  Director


                              FLEET BANK OF MASSACHUSETTS, N.A.

                              By /s/ Barrie King
                                 ------------------------------
                                 Title:  Vice President


                              NATWEST BANK N.A.
                                (formerly "National Westminster
                                 Bank USA")

                              By /s/ Paul Chau
                                 ------------------------------
                                 Title:  Vice President


                              CITIZENS BANK OF MASSACHUSETTS

                              By /s/ Kathryn Bacastow
                                 ----------------------------
                                 Title:  Sr. Vice President


                              STANDARD CHARTERED BANK

                              By /s/ Gerard Lob
                                -----------------------------
                                 Title:  Vice President

                              By /s/ Marguerite J. Felsenfeld
                                 -------------------------------
                                 Title:  Administrative Officer

                              THE YASUDA TRUST & BANKING
                                CO., LTD.

                              By /s/ Joel J. Powers
                                -----------------------------
                                 Title:  Vice President


                              FUJI BANK, LIMITED

                              By
                                 ----------------------------
                                 Title:


                              SHAWMUT BANK, N.A.,
                                as AGENT

                              By /s/ Roger A. Stone
                                 ---------------------------
                                 Title:  Director


We hereby acknowledge, consent
and agree to the terms of the
foregoing FOURTH AMENDMENT
AGREEMENT and confirm that
our obligations under the
GUARANTEE and the PLEDGE
AGREEMENT shall remain
unchanged and in full
force and effect.

Dated:  March 6, 1995


SPENCER COMPANIES, INC.

By /s/ Philip Rosenberg
   -------------------------
   Title:  First Sr. Vice President


SPENCER NO. 301 CORP.

By /s/ Philip Rosenberg
   -------------------------
   Title:  First Sr. Vice President

JBI HOLDING COMPANY, INC.

By /s/ Philip Rosenberg
   --------------------------
   Title:  First Sr. Vice President


THE CASUAL MALE, INC.

By /s/ Philip Rosenberg
   ----------------------------
   Title: First Sr. Vice President


WGS CORP.

By /s/ Philip Rosenberg
   -----------------------------
   Title:  First Sr. Vice President


TCM HOLDING COMPANY, INC.

By /s/ Philip Rosenberg
   ----------------------------
   Title:  First Sr. Vice President


MORSE SHOE, INC.

By /s/ Philip Rosenberg
   ----------------------------
   Title: First Sr. Vice President


BUCKMIN, INC.

By /s/ Philip Rosenberg
   ----------------------------
   Title: First Sr. Vice President


ELM EQUIPMENT CORP.

By /s/ Philip Rosenberg
   ----------------------------
   Title: First Sr. Vice President


JARED CORPORATION

By /s/ Philip Rosenberg
   ----------------------------
   Title: First Senior Vice President

MORSE SHOE (CANADA) LTD.

By /s/ Philip Rosenberg
   ----------------------------
   Title: First Senior Vice President


MORSE SHOE INTERNATIONAL, INC.

By /s/ Philip Rosenberg
   -----------------------------
   Title: First Senior Vice President


ISAB, INC.

By /s/ Philip Rosenberg
   -------------------------------
   Title:  First Senior Vice President


WHITE CAP FOOTWEAR, INC.

By /s/ Philip Rosenberg
   -------------------------------
   Title:  First Senior Vice President